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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference of our report on the consolidated financial statements of NBD Bancorp, Inc., dated January 17, 1995, appearing in this Current Report on Form 8-K of First Chicago Corporation, in the following Registration Statements:

                             Registration
        Form                 Statement No.

      Form S-8               2-83105
      Form S-8               2-68153
      Form S-3               2-77079
      Form S-8               33-15779
      Form S-8               33-26788
      Form S-8               33-22583
      Form S-8               33-34292
      Form S-3               33-37717
      Form S-8               33-41272
      Form S-8               33-50574
      Form S-3               33-51408
      Form S-3               33-65904
      Form S-8               33-51713
      Form S-8               33-52259



DELOITTE & TOUCHE LLP

Detroit, Michigan
July 21, 1995